Exhibit 10.2

EXECUTION

SECOND AMENDED AND RESTATED GUARANTEE

THIS SECOND AMENDED AND RESTATED GUARANTEE (“Guarantee”), dated August 22, 2007, is made by New York & Company, Inc., a Delaware corporation (“NY&Co”), Lerner New York Holding, Inc., a Delaware corporation (“Parent”), Nevada Receivable Factoring, Inc., a Nevada corporation (“Nevada Factoring”) Associated Lerner Shops of America, Inc., a New York corporation (“Associated Lerner”), and Lerner New York GC, LLC, an Ohio limited liability company (“Lerner GC” and together with NY&Co, Parent, Nevada Factoring and Associated Lerner, collectively, “Guarantors” and each a “Guarantor”) each having an address at 450 West 33rd Street, New York, New York 10001, in favor of Wachovia Bank, National Association, a national banking association, in its capacity as agent for the Lenders and the Bank Product Providers (in such capacity, “Agent”), having an office at 1133 Avenue of the Americas, New York, New York 10036.

W I T N E S S E T H :

WHEREAS, NY&Co previously guaranteed the obligations of Lerner New York, Inc. (“Lerner” and together with Lernco, Inc. (“Lernco”) pursuant to the Amended and Restated Guaranty and Security Agreement, dated as of March 16, 2004, by and between NY&Co and Agent (as in effect on the date hereof, the “Existing Guaranty”).

WHEREAS, Lerner, Lernco and Jasmine Company, Inc. (“Jasmine” and together with Lerner and Lernco, each individually a “Borrower” and collectively, “Borrowers”), Agent and the persons from time to time party to the Loan Agreement (as hereinafter defined) as lenders (collectively, “Lenders”), have amended and restated or are about to amend and restate the existing financing arrangements of Agent and Lenders. Borrowers and Guarantors pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of the date hereof, by and among Agent, Lenders, Borrowers and Guarantors (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Guarantee (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”).

WHEREAS, in order to induce Agent and the Lenders to enter into the Loan Agreement and to continue to make loans and other credit accommodations under the Loan Agreement, Guarantors desire to amend and restate the Existing Guaranty in its entirety as set forth herein.

WHEREAS, due to the close business and financial relationships between Borrowers and each Guarantor, in consideration of the benefits which will accrue to each Guarantor and as an inducement for and in consideration of Lenders (or Agent on behalf of Lenders) making loans and advances and providing other financial accommodations to Borrowers pursuant to the Loan Agreement and the other Financing Agreements each Guarantor has agreed to guarantee the payment and performance of the Guaranteed Obligations (as hereinafter defined) on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby jointly and severally agrees in favor of Agent and Lenders as follows:

1.             Guarantee.

(a)           Each Guarantor absolutely and unconditionally, jointly and severally, guarantees and agrees to be liable for the full and indefeasible payment and performance when due of the following (all of which are collectively referred to herein as the “Guaranteed Obligations”):  (i) all obligations, liabilities and indebtedness of any kind, nature and description of Borrowers to Agent or any Lender or any of their Affiliates (including all Obligations arising under or in connection with any Bank Products), including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Loan Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case and including loans, interest, fees, charges and expenses related thereto and all other obligations of such Borrower or its successors to Agent and any Lender arising after the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or any Lender and (ii) all expenses (including, without limitation, attorneys’ fees and legal expenses) incurred by Agent or any Lender in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of any Borrower’s obligations, liabilities and indebtedness as aforesaid to Agent or any Lender, the rights of Agent or any Lender in any collateral or under this Guarantee and all other Financing Agreements or in any way involving claims by or against Agent or any Lender directly or indirectly arising out of or related to the relationships between any Borrower, any Guarantor or any other Obligor (as hereinafter defined) and Agent or any Lender, whether such expenses are incurred before, during or after the initial or any renewal term of the Loan Agreement and the other Financing Agreements or after the commencement of any case with respect to any Borrower or any Guarantor under the United States Bankruptcy Code or any similar statute.

(b)           This Guarantee is a guaranty of payment and not of collection.  Each Guarantor agrees that Agent or Lenders need not attempt to collect any Guaranteed Obligations from any Borrower, any Guarantor or any other Obligor (as hereinafter defined) or to realize upon any Collateral (as defined in the Loan Agreement), but may require any Guarantor to make immediate payment of all of the Guaranteed Obligations to Agent, for the benefit of Lenders and the Bank Product Providers, when due, whether by maturity, acceleration or otherwise, or at any time thereafter may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including reasonable attorneys’ fees and legal expenses incurred by Agent or any Lender with respect thereto or otherwise chargeable to Borrowers or Guarantors) and in such order as Agent may elect.

(c)           Payment by Guarantors shall be made to Agent at the office of Agent from time to time on demand as Guaranteed Obligations become due.  Guarantors shall make all payments to Agent on the Guaranteed Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding restrictions or conditions of any kind.  One or more successive or concurrent actions may be brought hereon against any Guarantor either in the same action in which any Borrower or any other Guarantor or any other Obligor is sued or in separate actions.  In the event any claim or action, or action on any judgment, based on this Guarantee is brought against any Guarantor, each Guarantor agrees not to deduct, set-off, or seek any counterclaim for or recoup any amounts which are or may be owed by Agent or any Lender to such Guarantor.

(d)           Notwithstanding anything to the contrary contained herein, the amount of the Guaranteed Obligations payable by any Guarantor under this Guarantee shall be the aggregate amount of the Obligations unless a court of competent jurisdiction adjudicates each Guarantor’s obligations to be invalid, avoidable or unenforceable for any reason (including, without limitation, because of any applicable state,  federal or other law relating to fraudulent conveyances or transfers), in which case the amount of the Guaranteed Obligations payable by Guarantors hereunder shall be limited to the maximum amount that could be guaranteed by Guarantors without rendering such Guarantors’ Obligations under this Guarantee invalid, avoidable or unenforceable under such applicable law.

2.             Waivers and Consents.

(a)           Notice of acceptance of this Guarantee, the making of loans and advances and providing other financial accommodations to Borrowers and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which any Borrower or any Guarantor is entitled are hereby waived by each Guarantor.  Each Guarantor also waives notice of and hereby consents to, (i) any amendment, modification, waiver, supplement, extension, renewal, or restatement of the Loan Agreement and any of the other Financing Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, the interest rate, fees, other charges, or any Collateral, and the guarantee made herein shall apply to the Loan Agreement and the other Financing Agreements and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, (ii) the taking, exchange, surrender and releasing of Collateral or guarantees now or at any time held by or available to Agent for itself and the benefit of Lenders for the obligations of any Borrower, Guarantor or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property which is security for the Guaranteed Obligations (individually, an “Obligor” and collectively, the “Obligors”), including, without limitation, the surrender or release by Agent of any one Guarantor hereunder, (iii) the exercise of, or refraining from the exercise of any rights against any Borrower, any Guarantor or any other Obligor or any Collateral, (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations and (v) any financing by Agent and/or any Lender of any Borrower under Section 364 of the United States Bankruptcy Code or consent to the use of cash collateral by Agent and/or Lenders under Section 363 of the United States Bankruptcy Code.  Each Guarantor agrees that the amount of the Guaranteed Obligations shall not be diminished and the liability of Guarantors hereunder shall not be otherwise impaired or affected by any of the foregoing.

(b)           No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guarantee, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of any Borrower in respect of any of the Guaranteed Obligations, or any one Guarantor in respect of this Guarantee, affect, impair or be a defense to this Guarantee.  Without limitation of the foregoing, the liability of Guarantors hereunder shall not be discharged or impaired in any respect by reason of any failure by Agent or any Lender to perfect or continue perfection of any lien or security interest in any collateral or any delay by Agent or any Lender in perfecting any such lien or security interest.  As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute, each Guarantor shall be liable therefor, even if such Borrower’s liability for such amounts does not, or ceases to, exist by operation of law.  Each Guarantor acknowledges that Agent and Lenders have not made any representations to any Guarantor with respect to any Borrower, any other Obligor or otherwise in connection with the execution and delivery by Guarantors of this Guarantee and such Guarantors are not in any respect relying upon Agent or any Lender or any statements by Agent or any Lender in connection with this Guarantee.

(c)           Unless and until the indefeasible payment and satisfaction in full of all of the Guaranteed Obligations in immediately available funds and the termination of the financing arrangements of Agent and Lenders with Borrowers, to the fullest extent permitted by law, each Guarantor hereby irrevocably and unconditionally waives and relinquishes (i) all statutory, contractual, common law, equitable and all other claims against any Borrower, any Collateral for the Guaranteed Obligations or other assets of any Borrower or any other Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Agent or any Lender by each Guarantor hereunder and (ii) any and all other benefits which any Guarantor might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Guarantors, Borrowers or any other Obligor upon the Guaranteed Obligations or realized from their property.  The foregoing waiver of rights is made in favor of Agent, the Lenders, and their respective successors and assigns only and shall not be deemed a waiver of such rights for the benefit of any other creditor of Borrower or any other Obligor.

3.             Subordination.  Payment of all amounts now or hereafter owed to any Guarantor by any Borrower or any other Obligor is hereby subordinated in right of payment to the indefeasible payment in full of the Guaranteed Obligations and all such amounts and any security and guarantees therefor are hereby assigned to Agent as security for the Guaranteed Obligations.

4.             Acceleration.  Notwithstanding anything to the contrary contained herein or any of the terms of any of the other Financing Agreements, the liability of Guarantors for the entire Guaranteed Obligations shall mature and become immediately due and payable, even if the liability of any Borrower or any other Obligor therefor does not, upon the occurrence of any act, condition or event which constitutes an Event of Default as such term is defined in the Loan Agreement.

5.             Account Stated. The books and records of Agent showing the account between Agent and Borrower shall be admissible in evidence in any action or proceeding against or involving Guarantors as prima facie proof of the items therein set forth, and the monthly statements of Agent rendered to Borrower, to the extent to which no written objection is made within thirty (30) days from the date of sending thereof to Borrower, shall be deemed conclusively correct and constitute an account stated between Agent and Borrower and be binding on Guarantors.

6.             Termination.  This Guarantee is continuing, unlimited, absolute and unconditional.  All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guarantee.  Each Guarantor shall continue to be liable hereunder until one of Agent’s officers actually receives a written termination notice from a Guarantor sent to Agent at its address set forth above by certified mail, return receipt requested and thereafter as set forth below.  Such notice received by Agent from any one Guarantor shall not constitute a revocation or termination of this Guarantee as to any other Guarantor.  Revocation or termination hereof by any Guarantor shall not affect, in any manner, the rights of Agent or any obligations or duties of any Guarantor (including any Guarantor which may have sent such notice) under this Guarantee with respect to (a) Guaranteed Obligations which have been created, contracted, assumed or incurred prior to the receipt by Agent of such written notice of revocation or termination as provided herein, including, without limitation, (i) all amendments, extensions, renewals and modifications of such Guaranteed Obligations (whether or not evidenced by new or additional agreements, documents or instruments executed on or after such notice of revocation or termination), (ii) all interest, fees and similar charges accruing or due on and after revocation or termination, and (iii) all attorneys’ fees and legal expenses, costs and other expenses paid or incurred on or after such notice of revocation or termination in attempting to collect or enforce any of the Guaranteed Obligations against Borrowers, Guarantors or any other Obligor (whether or not suit be brought), or (b) Guaranteed Obligations which have been created, contracted, assumed or incurred after the receipt by Agent of such written notice of revocation or termination as provided herein pursuant to any contract entered into by Agent or any Lender prior to receipt of such notice.  The sole effect of such revocation or termination by any Guarantor shall be to exclude from this Guarantee the liability of such Guarantor for those Guaranteed Obligations arising after the date of receipt by Agent of such written notice which are unrelated to Guaranteed Obligations arising or transactions entered into prior to such date.  Without limiting the foregoing, this Guarantee may not be terminated and shall continue so long as the Loan Agreement shall be in effect (whether during its original term or any renewal, substitution or extension thereof).

7.             Reinstatement.  If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Guaranteed Obligations, Agent or any Lender or Bank Product Provider is required to surrender or return such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guarantee shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender or Bank Product Provider.  Each Guarantor shall be liable to pay to Agent and each Lender, and does indemnify and hold Agent and such Lender or Bank Product Provider harmless for the amount of any payments or proceeds surrendered or returned.  This Section 7 shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender or Bank Product Provider in reliance upon such payment or proceeds.  This Section 7 shall survive the termination or revocation of this Guarantee.

8.             Amendments and Waivers.  Neither this Guarantee nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent and by the Guarantors.  Agent shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent would otherwise have on any future occasion, whether similar in kind or otherwise.

9.             Corporate Existence, Power and Authority.  Each Guarantor is a corporation duly organized and in good standing under the laws of its state or other jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or businesses of any Guarantor or the rights of Agent hereunder or under any of the other Financing Agreements.  The execution, delivery and performance of this Guarantee is within the corporate powers of each Guarantor, have been duly authorized and are not in contravention of law or the terms of the certificates of incorporation, by laws, or other organizational documentation of any Guarantor, or any indenture, agreement or undertaking to which any Guarantor is a party or by which any Guarantor or its property are bound.  This Guarantee constitutes the legal, valid and binding obligation of each Guarantor enforceable in accordance with its terms.  Any one Guarantor signing this Guarantee shall be bound hereby whether or not any other Guarantor or any other person signs this Guarantee at any time.

10.           Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)           The validity, interpretation and enforcement of this Guarantee and any dispute arising out of the relationship between any Guarantor and Agent or any Lender, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b)           Each Guarantor hereby irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York, whichever Agent may elect, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Guarantee or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of any Guarantor and Agent or any Lender in respect of this Guarantee or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between any Guarantor or any Borrower and Agent or any Lender or the conduct of any such persons in connection with this Guarantee, the other Financing Agreements or otherwise shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Guarantor or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on any collateral at any time granted by any Borrower or any Guarantor to Agent or any Lender or to otherwise enforce its rights against any Guarantor or its property).

(c)           Each Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth in Section 11 hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon any Guarantor in any other manner provided under the rules of any such courts.  Within thirty (30) days after such service, any Guarantor so served shall appear in answer of such process, failing which such Guarantor shall be deemed in default and judgment may be entered by Agent against such Guarantor for the amount of the claim and other relief requested.

(d)           EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY OF GUARANTORS AND AGENT OR ANY LENDER IN RESPECT OF THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY GUARANTOR, ANY LENDER OR AGENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTORS, LENDERS AND AGENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)           Agent and Lenders shall not have any liability to Guarantors (whether in tort, contract, equity or otherwise) for losses suffered by Guarantors in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guarantee, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent or such Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.  In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Loan Agreement and the other Financing Agreements.

11.           Notices.  All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.  All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to a Guarantor:	Lerner New York Holding, Inc.

450 West 33rd Street
New York, New York 10001
Attention: Chief Financial Officer
Telephone No.: (212) 884-2110
Telecopy No.: (212) 884-2103

If to Agent and Lender:	Wachovia Bank, National Association, as Agent
1133 Avenue of the Americas
New York, New York 10036
Attention: Portfolio Manager
Telephone No.: (212) 545-4280

12.           Partial Invalidity.  If any provision of this Guarantee is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guarantee as a whole, but this Guarantee shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

13.           Entire Agreement.  This Guarantee represents the entire agreement and understanding of this parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

14.           Successors and Assigns.  This Guarantee, the other Financing Agreements and any other document referred to herein or therein shall be binding upon each Guarantor and their respective successors and assigns and shall inure to the benefit of Agent and each Lender and their respective successors, endorsees, transferees and assigns.  The liquidation, dissolution or termination of any Guarantor shall not terminate this Guarantee as to such entity or as to any of the other Guarantors.

15.           Construction.

(a)           All references to the term “Guarantors” wherever used herein shall mean each and all of Guarantors and their respective successors and assigns, individually and collectively, jointly and severally (including, without limitation, any receiver, trustee or custodian for any of Guarantors or any of their respective assets or any of Guarantors in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code).  All references to the term “Lender” wherever used herein shall mean Lender and its successors and assigns and all references to the term “Borrower” wherever used herein shall mean Borrower and its successors and assigns (including, without limitation, any receiver, trustee or custodian for Borrower or any of its assets or Borrower in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code).  All references to the term “Person” or “person” wherever used herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality of political subdivision thereof.  All references to the plural shall also mean the singular and to the singular shall also mean the plural.

(b)           Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

16.           Acknowledgment and Restatement.

(a)           Each Guarantor hereby acknowledges, confirms and agrees that Guarantors are indebted to Agent and Lenders in respect of any obligations, liabilities or indebtedness for loans, advances and letter of credit accommodations to Borrowers under the Existing  Loan Agreement, the Existing  Guaranty or the other Existing  Financing Agreements, together with all interest accrued and accruing thereon, and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Guarantors to Agent without offset, defense, or counterclaim of any kind, nature or description whatsoever. Each Guarantor hereby ratifies, assents, adopts and agrees to pay all of the Obligations arising before, on or after the date hereof.

(b)           Each Guarantor hereby acknowledges, confirms and agrees that Agent has and shall continue to have, for itself and the benefit of Lenders, valid, enforceable and perfected first priority security interests in and liens upon all of the Collateral heretofore granted to Agent  pursuant to the Existing  Guaranty to secure all of the Obligations as amended and restated pursuant to the Loan Agreement subject only to liens permitted under the Loan Agreement and the other Financing Agreements.

(c)           Each Guarantor hereby acknowledges, confirms and agrees that: (i) the Existing  Guaranty has been duly executed and delivered by Guarantors and is in full force and effect as of the date hereof; (ii) the agreements and obligations of Guarantors contained in the Existing  Guaranty constitute legal, valid and binding obligations of Guarantors enforceable against it in accordance with the terms thereof, and Guarantors have no valid defense, offset or counterclaim to the enforcement of such obligations; and (iii) Agent and Lenders are entitled to all of the rights, remedies and benefits provided for in the Existing Guaranty.

(d)           Except as otherwise stated in Section 16(b) hereof and in this Section 16(d), as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing  Guaranty are hereby amended and restated in their entirety, and as so amended and restated, are replaced and superseded by the terms, conditions agreements, covenants, representations and warranties set forth in this Agreement, except that nothing herein shall impair or adversely affect the continuation of the liability of Guarantors for the Obligations or the security interests and liens heretofore granted, pledged or assigned to Agent for itself and the benefit of Lenders.  The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the indebtedness and other obligations and liabilities of Guarantors evidenced by or arising under the Existing Guaranty and any of the other Existing  Financing Agreements to which Guarantors are a party, and the liens and security interests securing such indebtedness and other obligations and liabilities shall not in any manner be impaired, limited, terminated, waived or released.

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IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guarantee as of the day and year first above written.

NEW YORK & COMPANY, INC.

By:	/s/ Ronald Ristau

Title:	President, Chief Financial Officer and Secretary

NEVADA RECEIVABLE FACTORING, INC.

By:	/s/ Ronald Ristau

Title:	Secretary

LERNER NEW YORK HOLDING, INC.

By:	/s/ Ronald Ristau

Title:	President, Chief Financial Officer and Secretary

LERNER NEW YORK GC, LLC

By:	/s/ Ronald Ristau

Title:	President

ASSOCIATED LERNER SHOPS OF AMERICA, INC.

By:	/s/ Ronald Ristau

Title:	Secretary

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ACKNOWLEDGED AND AGREED:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Laurence Forte
Name:	Laurence Forte
Title:	Managing Director